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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K



                                   CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  JUNE 30, 1998


                                SUMMIT DESIGN, INC.
               (Exact name of registrant as specified in its charter)

           DELAWARE                   000-20923             93-1137888
(State or other jurisdiction of      (Commission         (I.R.S. Employer
incorporation or organization)        File Number)     Identification Number)



                            9305 S. W. GEMINI DRIVE,
                            BEAVERTON, OREGON  97008
                     (Address of principal executive office)

       Registrant's Telephone number, including area code:  (503) 643-9281

                                       N/A
          (Former name or former address, if changed since last report)
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Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     On June 30, 1998 (the "Closing Date"), pursuant to a Stock Purchase Agreement dated as of June 30, 1998 (the "Agreement") among Summit Design, Inc., a Delaware Corporation, ("Summit"), ProSoft OY, a corporation organized under the laws of Finland (ProSoft OY and its subsidiaries will be referred to collectively as "ProSoft") and Ilkka Kallio, Timo Ronka, and William
L. Paulin (individually each a "Company Shareholder" and collectively the "Company Shareholders"), Summit acquired ProSoft by purchasing all of the outstanding ProSoft Common Stock from the Company Shareholders. As a result of the purchase of Common Stock from the Company Shareholders, ProSoft became a wholly owned subsidiary of Summit. Summit is a leading international supplier of engineering software products in the areas of high-level design creation, analysis and verification. ProSoft develops software tools used to verify embedded systems software prior to the availability of a hardware prototype.

     Pursuant to the Agreement and a related Option Exchange Agreement dated as of June 30, 1998 among Summit, ProSoft and the holders of outstanding options to purchase ProSoft Common Stock (the "Option Exchange Agreement"), an aggregate of 248,334 shares of Summit Common Stock were issued or reserved for issuance in exchange for (i) all of the issued and outstanding shares of ProSoft Common Stock and (ii) all unexpired and unexercised options to acquire ProSoft Common Stock. Pursuant to the Agreement, each share of ProSoft Common Stock was exchanged for 136.59736 shares of Summit Common Stock (the "Exchange Rate"). Pursuant to the Option Exchange Agreement, all unexpired and unexercised options to purchase ProSoft Common Stock outstanding prior to the Closing Date ("Replaced Options") were tendered to Summit by the holders thereof in exchange for options to acquire Summit Common Stock ("New Options"). Each New Option is exercisable for that number of whole shares of Summit Common Stock equal to the number of shares of ProSoft Common Stock issuable upon exercise of the corresponding Replaced Options multiplied by the Exchange Rate. The per share exercise price for each New Options is equal to the quotient determined by dividing the per share exercise price for the corresponding Replaced Options by the Exchange Rate, rounded to the nearest whole cent.

The consideration paid by Summit for the outstanding common stock of ProSoft pursuant to the Agreement was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of ProSoft.

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financials Statements of ProSoft.

           Not Required

     (b)   Pro Forma Financial Information.

           Not Required

     (c)   Exhibits

           2.1 Stock Purchase Agreement dated as of June 30, 1998 among Summit Design, Inc., ProSoft OY, and Shareholders of ProSoft OY.

          2.2 Summit Design, Inc. Registration Rights Agreement dated as of June 30, 1998.

          2.3 Option Exchange Agreement dated as of June 30, 1998 among Summit Design, Inc., ProSoft OY, and Optionholders of ProSoft OY.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 SUMMIT DESIGN, INC.


                                 By:  /s/ C. Albert Koob
                                      --------------------------
                                      C. Albert Koob
                                      Vice President - Finance,
                                      Chief Financial Officer and Secretary
                                      (Principal Financial and Accounting
                                      Officer and Duly Authorized Officer)


Date:     July 13, 1998


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                                   INDEX TO EXHIBITS

Exhibit
Number       Description of Document
--------     -----------------------
  2.1        Stock Purchase Agreement dated as of June 30, 1998 among Summit
             Design, Inc., ProSoft OY, and Shareholders of ProSoft OY.

  2.2        Summit Design, Inc. Registration Rights Agreement dated as of
             June 30, 1998.

  2.3 Option Exchange Agreement dated as of June 30, 1998 among Summit Design, Inc., ProSoft OY, and Optionholders of ProSoft OY.


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